                                                                    EXHIBIT 4.12

                               DATED 15 APRIL 1999








                      CENTEX DEVELOPMENT COMPANY UK LIMITED




                                   INSTRUMENT




                                  constituting
                           Negotiable Loan Notes 2001

























                               LINKLATERS & PAINES
                                 One Silk Street
                                 London EC2Y 8HQ

                             TEL: (+44) 171 456 2000

                                  Ref: SGG/JLF

                  "TRANSFER OFFICE" means Goldvale House, Church Street West, Woking, GU21 1DJ or such other place within the United Kingdom as the Directors may determine and notify each of the Noteholders in writing where the Company is situate for the time being.

         1.2 References herein to "THIS INSTRUMENT" or "THIS DEED" shall include any Schedules hereto and references herein to Clauses, Conditions, paragraphs, sub-paragraphs or Schedules are to clauses, conditions, paragraphs, sub-paragraphs hereof or to the schedules hereto.

         1.3 Subject as expressly defined any words and expressions defined in the Companies Act 1985 and used herein shall have the same meanings when used in this Instrument.

         1.4 References herein to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof from time to time in force.

         1.5 Words used herein denoting persons shall include corporations, the masculine gender shall include the feminine and the neuter and the singular shall include the plural and vice versa.

         1.6 The headings herein are for convenience of reference only, do not constitute a part of this instrument and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof.

         2        AMOUNT OF THE NOTES

                  The principal amount of the Notes constituted by this Instrument is an amount equal to the sum of the Initial Consideration and the Additional Consideration. The Notes shall be issued fully-paid in denominations of (pound)1 in nominal amount or integral multiples thereof and shall be transferable in such amounts as provided in the Second Schedule.

         3        STATUS OF THE NOTES

                  The Notes when issued shall rank pari passu equally and rateably without discrimination or preference and as unsecured obligations of the Company except for those obligations as may be preferred by law. The Notes shall be known as "NEGOTIABLE LOAN NOTES 2001".

         4        CONDITIONS OF ISSUE

                  The Conditions and provisions contained in the Schedules shall have effect in the same manner as if such Conditions and provisions were set out herein. The Notes shall be held subject to and with the benefit of the Conditions and of the provisions in the Schedules, all of which shall be binding on the Company and the Noteholders and all persons claiming through them respectively.

         5        COVENANTS BY THE COMPANY

                  The Company hereby covenants with the Noteholders and each of them duly to perform and observe the obligations on its part contained in this Instrument to the intent that this Instrument shall enure for the benefit of all Noteholders each of whom may sue for the performance or observance of the provisions hereof so far as his holding of Notes is concerned.

         6        CERTIFICATES FOR NOTES

         6.1 Each Noteholder will, subject to the terms of this Instrument, be entitled without charge to one Certificate for the aggregate number of Notes registered in his name or, if so requested by a Noteholder, 2 certificates each representing a tranche of the Notes registered in his name and together representing the aggregate number of Notes registered in his name. Each Certificate shall bear a denoting number and shall be executed by the Company. Every Certificate shall be in the form or substantially in the form set out in the First Schedule and shall have the Conditions endorsed thereon.

         6.2 The Company shall not be bound to register more than four persons as the joint holders of any Notes and in the case of Notes held jointly by several persons the Company shall not be bound to issue more than one Certificate therefor. Delivery of a Certificate to one of such persons shall be sufficient delivery to all. When a Noteholder transfers or has redeemed part only of his Notes, the old Certificate shall be cancelled and a new Certificate for the balance of such Notes issued without charge.

         7        REGISTER OF NOTES

         7.1 The Company shall at all times keep at the Transfer Office or at its registered office a Register showing:

                  (a) the names and addresses of the holders for the time being of the Notes and, in the case of joint holders, the names of the joint holders and the address of the first named holder;

                  (b) the amount of the Notes held by each registered holder and, in the case of joint holders, the amount of Notes held by the joint holders taken together;

                  (c) the date on which the name of each individual registered holder (including, in the case of joint holders, each joint holder) is entered in respect of the Notes standing in his or their name; and

                  (d) the number of each Certificate for the Notes issued and the date of issue thereof.

                  Any change of name or address on the part of any Noteholder shall forthwith be notified to the Company and as soon as reasonably practicable (and in any event within 5 Business
                  Days) the Register shall be altered accordingly. The Noteholders or any of them and any person (not being a person to whom the Company may reasonably object) authorised in writing by any Noteholder shall be at liberty, at all reasonable times during office hours on any Business Day, to inspect the Register.

         7.2 Except as required by law, the Company will recognise the registered holder of any Notes as the absolute owner thereof for all purposes and shall not (except as ordered by a court of competent jurisdiction) be bound to take notice or see to the execution of any trust, whether express, implied or constructive, to which any Notes may be subject and the receipt of the registered holder for the time being of any Notes, or in the case of joint registered holders the receipt of any of them, for the principal moneys payable in respect thereof or for the interest from time to time accruing due in respect thereof or for any other moneys payable in respect thereof shall be a good discharge to the Company, notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Notes, interest or moneys. The Company shall not be bound to enter any notice of any trust, whether express, implied or constructive, on the Register in respect of any Notes.

         7.3 Noteholders shall be entitled to receive a copy of this Instrument without charge on application to the Company.

         8        REDEMPTION

                  By 11 am (London time) on 30 March 2001 (the "REDEMPTION DATE"), the Company will pay to each of the Noteholders the principal amount of the Notes held by the relevant Noteholder on that date.

         9        GOVERNING LAW

                  This Instrument and the Notes shall be governed by, and construed and enforced in accordance with English law without regard to the conflict of law rules thereof. The Company irrevocably agrees that the Courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Instrument and the Notes.

                  IN WITNESS whereof this Instrument has been executed and delivered as a deed on the date first stated above.

         EXECUTED as a DEED by
         CENTEX DEVELOPMENT COMPANY     )
         UK LIMITED                     )
         acting by                      )


         Director              /s/ Stewart A. Baseley

         Director/Secretary    /s/ Paul M. Bak

                               THE FIRST SCHEDULE

                              FORM OF CERTIFICATE

         CERTIFICATE NO.               ISSUE DATE             AMOUNT

                                                              The aggregate of (i) (pound) and
                                                              (ii) amount of the Additional
                                                              Consideration referred to in the
                                                              Instrument.

                      CENTEX DEVELOPMENT COMPANY UK LIMITED

         (Incorporated with limited liability under the laws of England with registered number 3720116)

                           NEGOTIABLE LOAN NOTES 2001

         THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(s) of the amount set out below of the Negotiable Loan Notes 2001 constituted by an instrument entered into by the Company on l5 April 1999 (the "INSTRUMENT") and issued with the benefit of and subject to the provisions contained in the Instrument. Where the context so admits, words and expressions defined in the Instrument shall bear the same meanings in the Conditions endorsed hereon.

         This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and any payment due on the Notes will be made only to the duly registered holder.

         NAMES OF HOLDER(S)                      AMOUNT OF NOTES






         SIGNED AND DELIVERED AS A DEED
         by CENTEX DEVELOPMENT COMPANY UK LIMITED
         ACTING BY:

         Director /s/ [Illegible]              Director/Secretary

         DATED:       APRIL 1999

         NOTES:

         1 The Notes are repayable in accordance with the Conditions endorsed hereon.

         2 This Certificate must be surrendered before any transfer, whether of the whole or any part of the Notes comprised in it, can be registered or any new Certificate issued in exchange.

         3 The Notes are transferable in accordance with the conditions endorsed hereon and this Certificate must be lodged together with the instrument of transfer (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor) at the Transfer Office.

         4 A copy of the Instrument is available for inspection at the Transfer Office at all reasonable times during office hours on any Business Day. Noteholders shall be entitled to receive a copy of the Instrument and its Schedules without charge on application to the Company.

         5        No interest is payable on the Notes.

                               THE SECOND SCHEDULE

                                 THE CONDITIONS

         1        REPAYMENT, PURCHASE AND REDEMPTION

                  Unless previously repaid, redeemed or purchased by the Company the amount of the Notes held by each Noteholder shall be repaid by 11 am (London time) on 30 March 2001. Payment of the amount of the Notes shall be in the manner specified in Condition 2.

         2        PAYMENT

                  Payment under the terms of this Instrument shall be effected by crediting on the relevant payment date the account specified by the relevant Noteholder to the Company at least 3 Business Days prior to the relevant payment date. If no such account has been specified, payment may be made by cheque made payable to the Noteholder and sent to his address as set out in the register of Noteholders or, in the case of joint holders, to the first named holder or to such person or persons as the registered holder or joint holders may in writing, received by the Company at least 3 Business Days prior to the date of such payment, have directed. Every such cheque may be sent through the post no later than the Business Day preceding the due date for payment.

         3        CANCELLATION

                  All Notes repaid, redeemed or purchased by the Company in full shall be cancelled and the Company shall not be at liberty to keep the same for the purposes of re-issue or to re-issue the same.

         4        TRANSFER OF NOTES

         4.1 The Notes are transferable by instrument in writing in multiples of (pound)100 in the usual or common form (or in such other form as the Directors may approve) to (a) any member of the AMEC Retained Group, (b) National Westminster Bank Plc (the "Bank") pursuant to the Letter of Credit No.TFPCYF083358 or (c) any transferee of the Bank pursuant to and in accordance with Clause 24.2 (Transfers by the Bank) of the Facility Agreement dated 15 April 1999 between (amongst others) the Company and the Bank.

         4.2 Every instrument of transfer must be signed by the transferor (or by a person authorised to sign on behalf of the transferor) and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

         4.3 Every instrument of transfer must be sent for registration to the Transfer Office accompanied by the Certificate(s) for the Notes to be transferred together with such other evidence as the Directors or other officers of the Company authorised to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. All instruments of transfer which shall be registered may be retained by the Company.

         4.4 No fee shall be charged for the registration of any transfer or for the registration of any power of attorney or other document relating to or affecting the title to any Notes.

         5        MODIFICATION

                  The provisions of the Instrument or of the Notes and the rights of the Noteholders may from time to time be modified, abrogated or compromised or any arrangement agreed between the Company and the Noteholders.

         6        DEALINGS

                  The Notes shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Notes to be listed or otherwise traded.

         7        RECEIPT OF JOINT HOLDERS

                  If two or more persons are entered in the Register as joint registered holders of any Notes then, without prejudice to Clause 7 of the Instrument, the receipt by any one of such persons of any interest or principal or other moneys payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

         8        REPLACEMENT OF CERTIFICATES

                  If the Certificate for any Notes is lost, defaced or destroyed, it may, upon payment by the Noteholder of any out-of-pocket expenses of the Company, be renewed, on such terms (if any) as to evidence and indemnity as the Directors may require, but so that, in the case of defacement, the defaced Certificate shall be surrendered before the new Certificate is issued.

         9        RISK TO NOTEHOLDERS

                  All Certificates, other documents and remittances sent through the post shall be sent at the risk of the Noteholder(s) entitled thereto.

         10       NOTICES

         10.1 Any notice or other communication required, permitted or contemplated by this Deed ("NOTICE") must be in writing and delivered to the recipient by registered or certified mail, return receipt requested or delivered by facsimile mail with the original counterpart thereof being sent on the same business day or on the Business Day immediately following the date of facsimile transmission. Such Notice shall be deemed received 3 Business Days after a registered or certified letter containing such Notice, properly addressed with the postage prepaid is posted or on the same day if transmitted by facsimile mail.

         10.2 Any notice or other document (including Certificates) may be given or sent to any Noteholder addressed to such Noteholder at his registered address in the United Kingdom or (if he has no registered address within the United Kingdom) to the address (if any) within the United Kingdom supplied by him to the Company for the giving of notice to him. In the case of joint registered holders of any Notes, a notice given to the Noteholder whose name stands first in the Register in respect of such Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Notes in consequence of the death or bankruptcy of any Noteholder by sending the same by post, in a pre-paid envelope addressed to them by name or by the title of the representative or trustees of such holder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy has not occurred. Save as otherwise provided in this paragraph, only Noteholders with a registered address in the United Kingdom shall be entitled to receive any notice, demand or other document.

         10.3 Any notice, demand or other document (including Certificates and transfers of Notes) may be served on the Company either personally or by sending the same by post in a pre-paid letter addressed to the Company at its registered office for the time being (marked for the attention of the Company Secretary) or to such other address in England as the Company may from time to time notify to Noteholders.

         11       GENERAL

         11.1 The Register together with a copy of the Instrument shall during business hours be open to the inspection of any Noteholder or any person (not being a person to whom the Company may reasonably object) authorised in writing by any Noteholder without charge at the Transfer Office.

         11.2 The Instrument and the Notes are governed by, and will be construed in accordance with, English law.


         CERTIFICATE NO.               ISSUE DATE                 AMOUNT

         1                             15 April 1999              The aggregate of (i) (pound)98,930,000 and (ii)
                                                                  amount of the Additional Consideration
                                                                  referred to in the Instrument.

                      CENTEX DEVELOPMENT COMPANY UK LIMITED

         (Incorporated with limited liability under the laws of England with registered number 3720116)

                           NEGOTIABLE LOAN NOTES 2001

         THIS IS TO CERTIFY THAT the undermentioned is/are the registered holder(s) of the amount set out below of the Negotiable Loan Notes 2001 constituted by an instrument entered into by the Company on 15 April 1999 (the "INSTRUMENT") and issued with the benefit of and subject to the provisions contained in the Instrument. Where the context so admits, words and expressions defined in the Instrument shall bear the same meanings in the Conditions endorsed hereon.

         This Certificate is evidence of entitlement only. Title to the Notes passes only on due registration on the Register and any payment due on the Notes will be made only to the duly registered holder.


         NAMES OF HOLDER(S)                 AMOUNT OF NOTES

         AMEC Finance Unlimited             The aggregate of (i) (pound)98,930,000
                                            and (ii) amount of the Additional
                                            Consideration referred to in the
                                            Instrument.


         SIGNED AND DELIVERED AS A DEED
         by CENTEX DEVELOPMENT COMPANY UK LIMITED
         ACTING BY

         Director /s/ [Illegible]          Director

         DATED:       15 APRIL 1999

         NOTES:

         1 The Notes are repayable in accordance with the Conditions endorsed hereon.

         2 This Certificate must be surrendered before any transfer, whether of the whole or any part of the Notes comprised in it, can be registered or any new Certificate issued in exchange.

         3 The Notes are transferable in accordance with the conditions endorsed hereon and this Certificate must be lodged together with the instrument of transfer (which must be signed by the transferor or by a person authorised to sign on behalf of the transferor) at the Transfer Office.

         4 A copy of the Instrument is available for inspection at the Transfer Office at all reasonable times during office hours on any Business Day. Noteholders shall be entitled to receive a copy of the Instrument and its Schedules without charge on application to the Company.

         5        No interest is payable on the Notes.

                                 THE CONDITIONS

         1        REPAYMENT, PURCHASE AND REDEMPTION

                  Unless previously repaid, redeemed or purchased by the Company the amount of the Notes held by each Noteholder shall be repaid by 11 am (London time) on 30 March 2001. Payment of the amount of the Notes shall be in the manner specified in Condition 2.

         2        PAYMENT

                  Payment under the terms of this Instrument shall be effected by crediting on the relevant payment date the account specified by the relevant Noteholder to the Company at least 3 Business Days prior to the relevant payment date. If no such account has been specified, payment may be made by cheque made payable to the Noteholder and sent to his address as set out in the register of Noteholders or, in the case of joint holders, to the first named holder or to such person or persons as the registered holder or joint holders may in writing, received by the Company at least 3 Business Days prior to the date of such payment, have directed. Every such cheque may be sent through the post no later than the Business Day preceding the due date for payment.

         3        CANCELLATION

                  All Notes repaid, redeemed or purchased by the Company in full shall be cancelled and the Company shall not be at liberty to keep the same for the purposes of re-issue or to re-issue the same.

         4        TRANSFER OF NOTES

         4.1 The Notes are transferable by instrument in writing in multiples of (pound)100 in the usual or common form (or in such other form as the Directors may approve) to (a) any member of the AMEC Retained Group, (b) National Westminster Bank Plc (the "Bank") pursuant to the Letter of Credit No. TFPCYF083358 or (c) any transferee of the Bank pursuant to and in accordance with Clause 24.2 (Transfers by the Bank) of the Facility Agreement dated 15 April 1999 between (amongst others) the Company and the Bank.

         4.2 Every instrument of transfer must be signed by the transferor (or by a person authorised to sign on behalf of the transferor) and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register in respect thereof.

         4.3 Every instrument of transfer must be sent for registration to the Transfer Office accompanied by the Certificate(s) for the Notes to be transferred together with such other evidence as the Directors or other officers of the Company authorised to deal with transfers may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so. All instruments of transfer which shall be registered may be retained by the Company.

         4.4 No fee shall be charged for the registration of any transfer or for the registration of any power of attorney or other document relating to or affecting the title to any Notes.

         5        MODIFICATION

                  The provisions of the Instrument or of the Notes and the rights of the Noteholders may from time to time be modified, abrogated or compromised or any arrangement agreed between the Company and the Noteholders.

         6        DEALINGS

                  The Notes shall not be capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Notes to be listed or otherwise traded.

         7        RECEIPT OF JOINT HOLDERS

                  If two or more persons are entered in the Register as joint registered holders of any Notes then, without prejudice to Clause 7 of the Instrument, the receipt by any one of such persons of any interest or principal or other moneys payable in respect of such Notes shall be as effective a discharge to the Company as if the person signing such receipt were the sole registered holder of such Notes.

         8        REPLACEMENT OF CERTIFICATES

                  If the Certificate for any Notes is lost, defaced or destroyed, it may, upon payment by the Noteholder of any out-of-pocket expenses of the Company, be renewed, on such terms (if any) as to evidence and indemnity as the Directors may require, but so that, in the case of defacement, the defaced Certificate shall be surrendered before the new Certificate is issued.

         9        RISK TO NOTEHOLDERS

                  All Certificates, other documents and remittances sent through the post shall be sent at the risk of the Noticeholder(s) entitled thereto.

         10       NOTICES

         10.1 Any notice or other communication required, permitted or contemplated by this Deed ("NOTICE") must be in writing and delivered to the recipient by registered or certified mail, return receipt requested or delivered by facsimile mail with the original counterpart thereof being sent on the same business day or on the Business Day immediately following the date of facsimile transmission. Such Notice shall be deemed received 3 Business Days after a registered or certified letter containing such Notice, properly addressed with the postage prepaid is posted or on the same day if transmitted by facsimile mail.

         10.2 Any notice or other document (including Certificates) may be given or sent to any Noteholder addressed to such Noteholder at his registered address in the United Kingdom or (if he has no registered address within the United Kingdom) to the address (if any) within the United Kingdom supplied by him to the Company for the giving of notice to him. In the case of joint registered holders of any Notes, a notice given to the Noteholder whose name stands first in the Register in respect of such Notes shall be sufficient notice to all joint holders. Notice may be given to the persons entitled to any Notes in consequence of the death or bankruptcy of any Noteholder by sending the same by post, in a pre-paid envelope addressed to them by name or by the title of the representative or trustees of such holder, at the address (if any) in the United Kingdom supplied for the purpose by such persons or (until such address is supplied) by giving notice in the manner in which it would have been given if the death or bankruptcy has not occurred. Save as otherwise provided in this paragraph, only Noteholders with a registered address in the United Kingdom shall be entitled to receive any notice, demand or other document.

         10.3 Any notice, demand or other document (including Certificates and transfers of Notes) may be served on the Company either personally or by sending the same by post in a pre-paid letter addressed to the Company at its registered office for the time being (marked for the attention of the Company Secretary) or to such other address in England as the Company may from time to time notify to Noteholders.

         11       GENERAL

         11.1 The Register together with a copy of the Instrument shall during business hours be open to the inspection of any Noteholder or any person (not being a person to whom the Company may reasonably object) authorised in writing by any Noteholder without charge at the Transfer Office.

         11.2 The Instrument and the Notes are governed by, and will be construed in accordance with, English law.